Exhibit 99

To: Directors and Executive Officers of United Auto Group (“UAG”)

Re: Restriction on Transactions in UAG Equity Securities

Date: May 29, 2003

Due to an upcoming enhancement to the UnitedAuto 401(k) Savings and Retirement Plan (the “Plan”), there will be limitations on UAG stock transactions within the Plan during a brief transition period. Specifically, purchase or sale orders for UAG stock will not be accepted for the UAG Common Stock Fund under the Plan from July 1, 2003 until July 9, 2003. Because of this trading limitation within the plan and because of restrictions imposed as a result of the adoption of Sarbanes-Oxley, purchase or sale orders for directors and executive officers will generally not be accepted during the same period. As this period falls within the blackout period under the UAG insider trading policy, this trading restriction should not be problematic. However, if you have any questions or concerns, please call either Robert H. Kurnick, Jr. at 248/648-2150 or Shane M. Spradlin at 248/648-2560.